Exhibit 99.1
VERIFONE SYSTEMS, INC.
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION

On June 30, 2017, we completed the previously announced divestiture of a controlling interest in Verifone Systems (China), Inc., the entity which operates our China business. As a result of the divestiture, the general manager of our China business, Arthur Jiang, acquired 70% of the equity in Verifone China and we will retain a 30% equity interest in the form of non-voting equity that has a liquidation preference of $29 million and that is non-convertible for an initial two year period.

The following Unaudited Pro Forma Condensed Consolidated Balance Sheet, as of April 30, 2017, reflects our financial position as if the divestiture transaction had occurred on that date. The following Unaudited Pro Forma Condensed Consolidated Statements of Operations for the six months ended April 30, 2017 and fiscal year ended October 31, 2016 reflect our results of operations as if the divestiture transaction had occurred on November 1, 2015.

This Unaudited Pro Forma Condensed Consolidated Financial Information and the accompanying notes should be read in conjunction with:

i. The audited Consolidated Financial Statements and the accompanying notes and Management's Discussion and Analysis of the Financial Conditions and Results of Operations included in our Annual Report on Form 10-K for the fiscal year ended October 31, 2016, and

ii. The Unaudited Condensed Consolidated Financial Statements and accompanying notes and Management's Discussion and Analysis of Financial Condition and Results of Operations included in our Form 10-Q for the six months ended April 30, 2017.

 The Historical column in the Unaudited Pro Forma Condensed Consolidated Financial Information reflects our historical financial statements for the periods presented and does not reflect any adjustments related to the divestiture transaction.

The China Business column in the Unaudited Pro Forma Condensed Consolidated Financial Information represents the adjustments required to exclude the financial position and results of the China business on a carve-out basis for the periods indicated, including all allocations necessary to operate the business.

The Other Pro Forma Adjustments column represents certain assets, liabilities and previously allocated corporate overhead costs of the China business that will be retained by us, as well as certain adjustments related to the divestiture transaction. The adjustments represent our current best estimates and may differ from the actual adjustments.

The Unaudited Pro Forma Condensed Consolidated Financial Information is presented based on information currently available for information purposes only, and is not intended to represent or be indicative of what our results of operations or financial position would have been had the divestiture transaction occurred on the dates indicated. The Unaudited Pro Forma Condensed Consolidated Financial Information also should not be considered representative of our future results of operations or financial position.

In accordance with Article 11 of SEC Regulation S-X, the Unaudited Pro Forma Condensed Consolidated Financial Information reflects adjustments to the extent they are directly attributable to the divestiture transaction, factually supportable and, for statements of operations purposes, are expected to have a continuing impact on our results of operations.

VERIFONE SYSTEMS, INC.
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
SIX MONTHS ENDED APRIL 30, 2017
(IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

	Historical	China Business	Other Pro Forma Adjustments	Notes	Pro Forma Results
Net revenues:
Systems	$551,076	$(6,901)	$—		$544,175
Services	376,480	(636)	—		375,844
Total net revenues	927,556	(7,537)	—		920,019

Cost of net revenues:
Systems	342,611	(7,684)	—		334,927
Services	240,753	(667)	—		240,086
Total cost of net revenues	583,364	(8,351)	—		575,013

Gross margin	344,192	814	—		345,006

Operating expenses:
Research and development	107,723	(3,383)	327	A	104,667
Sales and marketing	100,141	(2,051)	(58)	A	98,032
General and administrative	97,558	(313)	223	A	97,468
Restructuring and related charges	70,038	(366)	—		69,672
Amortization of purchased intangible assets	37,177	—	—		37,177
Goodwill impairment	17,384	—	—		17,384
Total operating expenses	430,021	(6,113)	492		424,400
Operating loss	(85,829)	6,927	(492)		(79,394)
Interest expense, net	(16,332)	(3)	—		(16,335)
Other income (expense), net	6,574	(140)	—		6,434
Loss before income taxes	(95,587)	6,784	(492)		(89,295)
Income tax provision	11,802	(223)	(93)	B	11,486
Consolidated net loss	(107,389)	7,007	(399)		(100,781)
Net loss attributable to noncontrolling interests	(1,499)	—	—		(1,499)
Net loss attributable to VeriFone Systems, Inc. stockholders	(105,890)	7,007	(399)		(99,282)

Net loss per share attributable to VeriFone Systems, Inc. stockholders:
Basic	$(0.95)				$(0.89)
Diluted	$(0.95)				$(0.89)

Weighted average number of shares used in computing net loss per share attributable to VeriFone Systems, Inc. stockholders:
Basic	111,522				111,522
Diluted	111,522				111,522

The accompanying notes are an integral part of this unaudited pro forma condensed consolidated financial information.

VERIFONE SYSTEMS, INC.
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
YEAR ENDED OCTOBER 31, 2016
(IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

	Historical	China Business	Other Pro Forma Adjustments	Notes	Pro Forma Results
Net revenues:
Systems	$1,236,361	$(14,590)	$—		$1,221,771
Services	755,788	(1,879)	—		753,909
Total net revenues	1,992,149	(16,469)	—		1,975,680

Cost of net revenues:
Systems	744,311	(13,928)	—		730,383
Services	453,527	(1,514)	—		452,013
Total cost of net revenues	1,197,838	(15,442)	—		1,182,396

Gross margin	794,311	(1,027)	—		793,284

Operating expenses:
Research and development	207,503	(9,451)	1,394	A	199,446
Sales and marketing	217,039	(5,232)	224	A	212,031
General and administrative	204,552	(900)	449	A	204,101
Restructuring and related charges	41,254	(130)	—		41,124
Litigation settlement and loss contingency expense	650	—	—		650
Amortization of purchased intangible assets	90,534	—	—		90,534
Total operating expenses	761,532	(15,713)	2,067		747,886
Operating income	32,779	14,686	(2,067)		45,398
Interest expense, net	(34,564)	(11)	—		(34,575)
Other income (expense), net	3,612	(501)	—		3,111
Income before income taxes	1,827	14,174	(2,067)		13,934
Income tax provision	11,527	(353)	(385)	B	10,789
Consolidated net income (loss)	(9,700)	14,527	(1,682)		3,145
Net loss attributable to noncontrolling interests	(419)	—	—		(419)
Net income (loss) attributable to VeriFone Systems, Inc. stockholders	$(9,281)	14,527	(1,682)		$3,564

Net income (loss) per share attributable to VeriFone Systems, Inc. stockholders:
Basic	$(0.08)				$0.03
Diluted	$(0.08)				$0.03

Weighted average number of shares used in computing net income (loss) per share attributable to VeriFone Systems, Inc. stockholders:
Basic	110,829				110,829
Diluted	110,829				111,571

The accompanying notes are an integral part of this unaudited pro forma condensed consolidated financial information.

VERIFONE SYSTEMS, INC.
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
AS OF APRIL 30, 2017
(IN THOUSANDS)

	Historical	China Business	Other Pro Forma Adjustments	Notes	Pro Forma
ASSETS
Current assets:
Cash and cash equivalents	$134,493	$(1,939)	$(4,061)	C	$128,493
Accounts receivable, net	335,198	(5,862)	—		329,336
Inventories	141,698	(7,430)	—		134,268
Prepaid expenses and other current assets	195,158	(2,773)	1,000	D	193,385
Total current assets	806,547	(18,004)	(3,061)		785,482
Property and equipment, net	130,488	(1,179)	—		129,309
Purchased intangible assets, net	261,379	—	—		261,379
Goodwill	1,069,900	—	—		1,069,900
Deferred tax assets, net	35,459	(1,349)	—		34,110
Other long-term assets	100,295	(1,332)	—	E	98,963
Total assets	$2,404,068	$(21,864)	$(3,061)		$2,379,143

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$154,940	$(1,213)	$—		$153,727
Accruals and other current liabilities	245,997	(2,220)	519	B	244,296
Deferred revenue, net	109,207	(889)	—		108,318
Short-term debt	74,540	—	—		74,540
Total current liabilities	584,684	(4,322)	519		580,881
Long-term deferred revenue, net	69,705	(1,613)	—		68,092
Deferred tax liabilities, net	100,915	—	—		100,915
Long-term debt	803,345	—	—		803,345
Other long-term liabilities	68,623	(405)	—		68,218
Total liabilities	1,627,272	(6,340)	519		1,621,451

Redeemable noncontrolling interest in subsidiary	1,579	—	—		1,579

Stockholders’ equity:
Common stock	1,118	—	—		1,118
Additional paid-in capital	1,792,238	—	—		1,792,238
Accumulated deficit	(724,229)	(16,559)	(3,580)	F	(744,368)
Accumulated other comprehensive loss	(318,998)	1,035	—		(317,963)
Total VeriFone Systems, Inc. stockholders’ equity	750,129	(15,524)	(3,580)		731,025
Noncontrolling interests in subsidiaries	25,088	—			25,088
Total equity	775,217	(15,524)	(3,580)		756,113
Total liabilities, redeemable noncontrolling interest in subsidiary and equity	$2,404,068	$(21,864)	$(3,061)		$2,379,143

The accompanying notes are an integral part of this unaudited pro forma condensed consolidated financial information.

VERIFONE SYSTEMS, INC.
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION
Notes to Unaudited Pro Forma Condensed Consolidated Financial Information

The Unaudited Pro Forma Condensed Consolidated Balance Sheet as of April 30, 2017 and the Unaudited Pro Forma Condensed Consolidated Statements of Operations for the six months ended April 30, 2017 and for the year ended October 31, 2016 include the following Other Pro Forma Adjustments:

A.
Reflects inclusion of costs and expenses that were historically allocated to the China business and will remain with Verifone’s operations. Certain of these costs may be recoverable prospectively as part of our transfer services agreement with Verifone Systems (China), Inc.

B.	Reflects the pro forma tax adjustments related to Other Pro Forma Adjustments, which were estimated using applicable statutory rates.

C.	Represents our cash contribution of $4.1 million.

D.	Represents the estimated fair value of net intercompany receivables and payables that will be treated as third-party arrangements.

E.	Reflects the 30% equity investment that we retained in connection with the divestiture transaction.

F.
Represents adjustments to Retained earnings, as a result of Other Pro Forma Adjustments made per notes B, C, D, and E above. These adjustments reflect a loss of approximately $20.1 million arising from the divestiture transaction. The estimated loss has not been reflected in the Unaudited Pro Forma Condensed Consolidated Statements of Operations as it is considered to be nonrecurring in nature.

The Unaudited Pro Forma Financial Condensed Consolidated Information and Other Pro Forma Adjustments do not include future costs related to the transfer services agreement, which are not expected to be material.